AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 1995
                                             Registration No. 33-62437-02




                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC  20549

            POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-3* TO

                               FORM S-4

                   REGISTRATION STATEMENT UNDER THE
                        SECURITIES ACT OF 1933


                      GENERAL SIGNAL CORPORATION
          (Exact name of registrant as specified in charter)



        New York                                  16-0445660
(State or other jurisdiction of                   (I.R.S. Employer
Incorporation or organization)                    Identification No.)


          ONE HIGH RIDGE PARK, STAMFORD, CONNECTICUT  06904
                            (203) 357-8800
          (Address,including zip code, and telephone number,
            including area code, of Registrants Principal
                          Executive Offices)


                       EDGAR J. SMITH, JR. ESQ.
            Vice President, General Counsel and Secretary
                      GENERAL SIGNAL CORPORATION
                 One High Ridge Park, P.O. Box 10010
                     Stamford, Connecticut  06904
                            (203) 357-8800
      (Name, address, including zip code, and telephone number,
              including area code, of agent for service)

                         ____________________


Approximate date of commencement of proposed sale to the public: From time to time after this Post-Effective Amendment becomes effective.

                        _____________________

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursu-ant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

            If this Form is filed to register additional securi-ties for an offering pursuant to Rule 462(b) under the Securi-ties Act, please check the following box and list the Securi-ties Act registration Statement number of the earlier effective registration Statement for the same offering. / /

            If this Form is a post-effective amendment filed pur-suant to Rule 462(c) under the Securities Act, check the fol-lowing box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

            The Registrant hereby amends this registration state-ment on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amend-ment which specifically states that this registration statement shall thereafter become effective in accordance with Section
8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commis-sion, acting pursuant to Section 8(a), may determine.

* Filed as a Post-Effective Amendment on Form S-3 to such Form S-4 Reg-istration Statement pursuant to the provisions of Rule 401(e) and the procedure described herein. See "INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS."

           INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS

            General Signal Corporation ("General Signal") hereby amends its Registration Statement on Form S-4 (No. 33-62437) (the "Form S-4"), by filing this Post-Effective Amendment No. 2 on Form S-3 (the "Post-Effective Amendment") relating to shares of the common stock, $1.00 par value per share, of General Sig-nal ("General Signal Common Stock") issuable upon the exercise of outstanding stock warrants (the "Warrants") by the holders thereof. The Warrants were issued pursuant to a Warrant Agree-ment dated as of August 1, 1992 between Data Switch Corporation ("Data Switch") and Laidlaw Equities, Inc. and a Warrant Agree-ment dated as of March 1, 1990 between Data Switch and American Stock Transfer & Trust Company (the "Warrant Agreements").

            General Signal and Data Switch entered into an Agree-ment and Plan of Merger dated as of May 8, 1995 (the "Merger Agreement") pursuant to which on November 9, 1995 Data Switch merged (the "Merger") into General Signal Acquisition Corpora-tion, a wholly owned subsidiary of General Signal, with Data Switch as the surviving corporation. In the Merger, each out-standing share (other than shares owned by Data Switch as trea-sury stock or shares owned by any subsidiary of Data Switch) of common stock, $.01 par value per share, of Data Switch ("Data Switch Common Stock") was converted into the right to receive
0.14357 of a share of General Signal Common Stock. In addi-tion, General Signal assumed the obligations of Data Switch under the Warrant Agreements. As a result, the Warrants are no longer exercisable for shares of Data Switch Common Stock, but instead, upon exercise thereof, the holder will be entitled to receive shares of General Signal Common Stock in lieu of shares of Data Switch Common Stock on the basis provided in the Pro-spectus constituting a part of this Post-Effective Amendment.

            The designation of the Post-Effective Amendment as Registration No. 33-62437-02 denotes that this is the second Post-Effective Amendment to the Form S-4 filed by General Sig-nal in connection with the merger and relates only to the shares of General Signal Common Stock issuable upon exercise of the Warrants under the Warrant Agreements. A Post-Effective Amendment designated as Registration No. 33-62437-01 was previ-ously filed in connection with shares of General Signal Common Stock issuable upon the exercise of certain options held by directors, officers and certain employees of Data Switch.

              Subject to Completion, dated November 17, 1995


                                Prospectus

                        GENERAL SIGNAL CORPORATION
                              _______________

                       15,809 Shares of Common Stock
                              _______________


            This Prospectus relates to 15,809 shares of common stock, par value $1.00 per share (the "Common Stock"), of Gen-eral Signal Corporation ("General Signal") that may be issued upon exercise of outstanding stock warrants (the "Warrants") by the holders thereof. The Warrants were issued pursuant to a Warrant Agreement dated as of August 1, 1992 between Data Switch Corporation ("Data Switch") and Laidlaw Equities, Inc. (such Warrants, the "1992 Warrants") and a Warrant Agreement dated as of March 1, 1990 between Data Switch and American Stock Transfer & Trust Company (such Warrants, the "1990 War-rants") (such agreements, collectively, the "Warrant Agreements").

            General Signal and Data Switch Corporation ("Data Switch") entered into an Agreement and Plan of Merger dated as of May 8, 1995 (the "Merger Agreement") pursuant to which on November 9, 1995 Data Switch merged (the "Merger") into General Signal Acquisition Corporation, a wholly owned subsidiary of General Signal, with Data Switch as the surviving corporation. In the Merger, each outstanding share (other than shares owned by Data Switch as treasury stock or shares owned by any subsid-iary of Data Switch) of common stock, $.01 par value per share, of Data Switch ("Data Switch Common Stock") was converted into the right to receive 0.14357 of a share of General Signal Com-mon Stock. In addition, General Signal assumed the obligations of Data Switch under the Warrant Agreements. As a result, the Warrants are no longer exercisable for shares of Data Switch Common Stock, but instead, upon exercise thereof, the holder will be entitled to receive shares of General Signal Common Stock in lieu of shares of Data Switch Common Stock.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-
 MISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADE-QUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                        IS A CRIMINAL OFFENSE.
                              _______________

             The date of this Prospectus is November   , 1995.

No person is authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by General Signal or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any distribution of the securi-ties made under this Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of General Signal since the date of this Prospectus.


                             Table of Contents

                                                          Page

Available Information.................................
Incorporation of Documents by Reference...............
The Company...........................................
The Warrants..........................................
Use of Proceeds.......................................
Description of General Signal Capital Stock...........
Legal Matters.........................................
Experts...............................................

                           AVAILABLE INFORMATION

            General Signal is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commis-sion (the "Commission") relating to its business, financial position, results of operations and other matters. Such reports and other information can be inspected and copied at the Public Reference Section maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at The Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Com-mission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange ("PSE"). Such material can also be inspected at the offices of such exchanges. The offices of such exchanges are: the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 115 Sansome Street, Suite 1104, San Francisco, California 94104.

            General Signal has filed with the Commission a regis-tration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Common Stock offered hereby.

                  INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed with the Commission by General Signal (File No. 1-996) pursuant to the Exchange Act are incorporated by reference in this Prospectus:

            1. General Signal's Annual Report on Form 10-K for the year ended December 31, 1994;

            2. General Signal's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and
      September 30, 1995;

            3. General Signal's Current Reports on Form 8-K dated March 7, 1986, June 21, 1990, June 17, 1993 and
      June 26, 1995;


            All documents and reports filed by General Signal pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termina-tion of the Offering shall be deemed to be incorporated by ref-erence in this Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorpo-rated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by ref-erence herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are avail-able, without charge, to any person, including any beneficial owner, to whom this Prospectus is delivered, on written or oral request to General Signal Corporation, One High Ridge Park, Stamford, Connecticut 06904 (telephone number (203) 329-4100),
Attn:  Secretary.


                                THE COMPANY

            General Signal Corporation, incorporated in New York in 1904, designs, manufactures and sells equipment and instru-ments for the process control, electrical, automotive, mass transportation and telecommunications industries. General Sig-nal serves these markets through three product sectors:
(i) Process Controls, (ii) Electrical Controls, and
(iii) Industrial Technology. The Telenex unit of General Sig-nal, a part of the Industrial Technology sector, designs, develops, manufactures, sells and services network connectivity control and management systems; cable management and building wiring systems; and network diagnostics and analysis tools. General Signal's corporate strategy is to develop its current three product sectors and their related core businesses through internal growth, expansion into international markets and the acquisition of businesses which extend the product lines of General Signal's current operations. General Signal seeks to achieve a critical mass of sales in each of its operating units to allow each business unit to compete effectively on a global basis.

            General Signal's principal executive offices are located at One High Ridge Park, Stamford, Connecticut 06904 and its telephone number is (203) 329-4100.


                               THE WARRANTS

            Each Warrant may be exercised on the same terms and conditions as were applicable prior to the Merger, except for the price and share adjustments described herein. All of the 1990 Warrants expire on December 31, 2000. All of the 1992 Warrants expire on July 31, 1997.

1990 Warrants

            As a result of the Merger, each 1990 Warrant now rep-resents the right to purchase 0.14357 of a share of General Signal Common Stock, at an exercise price of $5.00. Pursuant to the terms of the Warrant Agreement governing the 1990 War-rants, in lieu of any fractional share that would otherwise result, General Signal will pay to each holder of 1990 Warrants cash in an amount equal to such fractional share multiplied by the last reported sales price of General Signal Common Stock on the New York Stock Exchange. By way of example, 1990 Warrants that prior to the Merger could have been exercised for 10,000 shares of Data Switch Common Stock at an exercise price of $5.00 per share are now exercisable for 1,435.7 (10,000 x 0.14357) shares of General Signal Common Stock at an exercise price of $34.83 ($5.00 / 0.14357) per share. In lieu of the fractional share of 0.7, the holder would get cash in the amount of $24.38 (0.7 x $34.83), assuming a last reported sale price of General Signal Common Stock equal to the exercise price of $34.83.


1992 Warrants

            As a result of the Merger, each 1992 Warrant now rep-resents the right to purchase 0.14357 of a share of General Signal Common Stock, at an exercise price of $2.375. Pursuant to the terms of the Warrant Agreement governing the 1992 War-rants, in lieu of any fractional share that would otherwise result, General Signal will pay to each holder of 1992 Warrants cash in an amount equal to such fractional share multiplied by the exercise price . By way of example, 1992 Warrants that prior to the Merger could have been exercised for 10,000 shares of Data Switch Common Stock at an exercise price of $2.375 per share are now exercisable for 1,435.7 (10,000 x 0.14357) shares of General Signal Common Stock at an exercise price of $16.54 ($2.375 / 0.14357) per shares. In lieu of the fractional share of 0.7, the holder would get cash in the amount of $11.58 (0.7 x $16.54).


                              USE OF PROCEEDS

            The net proceeds to General Signal from the issuance of shares of General Signal Common Stock upon the exercise of the Warrants (approximately $288,030, assuming the exercise of all the Warrants) will be used for general corporate purposes.


                DESCRIPTION OF GENERAL SIGNAL CAPITAL STOCK

            The authorized capital stock of General Signal con-sists of 150,000,000 shares of Common Stock, par value $1.00 per share, and 10,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"). The Board of Direc-tors of General Signal is empowered to cause shares of Pre-ferred Stock to be issued in one or more series, with the num-ber of shares in each series and the rights, preferences and limitations of each series determined by it. As of the date of this Prospectus, no shares of the Preferred Stock were outstanding.

            Common Stock. Subject to any limitations prescribed in connection with the issuance of any outstanding shares of Preferred Stock, dividends, as determined by the Board of Directors of General Signal, may be declared and paid on Gen-eral Signal Common Stock from time to time out of any funds legally available therefor. The holders of General Signal Com-mon Stock are entitled to one vote per share and do not have cumulative voting rights or preemptive rights. The General Signal Common Stock is not subject to further calls and all of the outstanding shares of General Signal Common Stock are fully paid and non-assessable. Under Section 630 of the NYBCL, the ten largest stockholders of General Signal, as determined by the fair value of their respective beneficial interests, may under certain circumstances be held personally liable for cer-tain debts of General Signal.

            Rights Plan. On March 7, 1986, the Board of Direc-tors of General Signal declared a dividend distribution of one common stock purchase right (a "General Signal Purchase Right") for each share of General Signal Common Stock outstanding on March 21, 1986. General Signal Common Stock issued subsequent to March 21, 1986 automatically receives these General Signal Purchase Rights. A more detailed description of the terms of the General Signal Rights is contained in three of General Sig-nal's Current Reports on Form 8-K dated March 7, 1986, June 21, 1990 and June 17, 1993, respectively, each of which is incorpo-rated herein by reference.

            The Board of Directors of General Signal is divided into three classes having staggered three-year terms, so that the terms of approximately one-third of the Directors will expire each year. General Signal's Certificate of Incorpora-tion requires the affirmative vote of two-thirds of all out-standing shares entitled to vote to (1) remove Directors, (2) adopt, amend or repeal any By-law, or any provision of the Cer-tificate of Incorporation, relating to (i) the number, classi-fication and terms of office of Directors, (ii) the quorum of Directors required for the transaction of business, (iii) the filling of newly created directorships and vacancies occurring in the Board of Directors, (iv) the removal of Directors, or
(v) the power of the Board of Directors to adopt, amend or repeal By-laws of General Signal or the vote of the Board of Directors required for any such adoption, amendment or repeal or (3) amend or repeal the section of its Certificate of Incor-poration requiring such action.

            The Transfer Agent and Registrar for General Signal
Common Stock is First Chicago Trust Company of New York.

                               LEGAL MATTERS

            Certain legal matters in connection with the Common
Stock being offered hereby have been passed upon for General
Signal by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.


                                  EXPERTS

            The consolidated financial statements and schedules of General Signal Corporation at December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, appearing or incorporated by reference in General Signal Corporation's Annual Report on Form 10-K for the year ended

December 31, 1994 have been audited by Ernst & Young LLP, inde-pendent auditors, as set forth in their reports thereon included or incorporated by reference therein and incorporated herein by reference. Such financial statements are incorpo-rated herein in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

            The consolidated financial statements of Best Power Technology, Inc. at December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, included in General Signal Corporation's current report on Form 8-K dated June 26, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  Other Expenses of Issuance and
            Distribution

            Securities and Exchange
            Commission Registration Fee ............$169*

            Legal Services and Expenses (including
            Blue Sky fees and expenses).............$2000**

            Total ..................................$2169**

____________________
*     Previously paid in connection with the S-4 Registration
Statement.

**    Estimated.

Item 15.    Indemnification of Directors and Officers

            Article V, Section 1, Paragraph 1 of the By-Laws of
General Signal reads as follows:

            "SECTION 1: Except to the extent expressly prohibited by the New York Business Corporation
      Law, the Corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, and whether by or in the right of the Corporation or otherwise, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation, or serves or served at the request of the Corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity while he or she was such a director or officer (hereinafter referred to as "Indemnified
      Person"), against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudi-cation adverse to such Indemnified Person establishes that either (a) his or her acts were committed in bad faith, or were the result of active and deliberate dishonesty, and were material to the cause of action so adjudicated, or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled."

            General Signal also has entered into individual con-tracts with its directors, Chief Financial Officer and General Counsel providing for indemnification similar to the indemnifi-cation provisions in General Signal's By-Laws. A copy of Gen-eral Signal's By-Laws has been filed with the Securities and Exchange Commission as an exhibit to General Signal's Quarterly Report on Form 10-Q/A for the three months ended March 31, 1994.

            Sections 721 through 726 of the New York Business Corporation Law ("BCL") contain provisions for indemnification by General Signal, under certain circumstances, of officers and directors of General Signal for certain liabilities which may be incurred by them in their capacities as such.

            General Signal has purchased insurance to indemnify General Signal and all of its directors, officers and certain other employees who hold management positions in General Signal and its operating divisions and subsidiaries for those liabili-ties in respect of which such indemnification insurance is per-mitted under the laws of the State of New York.

            Limitation on Directors' Liability. General Signal's Certificate of Incorporation includes a provision eliminating directors' liability to General Signal and stockholders of Gen-eral Signal in certain circumstances authorized by New York law. This provision, which is authorized by Section 402(b) of the BCL, provides that a director shall not be personally lia-ble to General Signal or its stockholders for monetary damages for breach of duty as a director unless the director's acts or omissions (a) were in bad faith, (b) involved intentional mis-conduct or a knowing violation of law, (c) resulted in the director deriving an improper personal benefit, or (d) resulted in the paying of a dividend, the approval of a stock repur-chase, the distribution of corporate assets upon dissolution, or the making of a loan to a director in violation of
Section 714 of the BCL.

Item 16.    Exhibits

            The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 17.    Undertakings

            (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)  To include any prospectus required by
            Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the regis-tration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any mate-rial change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and
      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any lia-bility under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registra-tion statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Secu-rities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Secu-rities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer-ing thereof.

            (c) Insofar as indemnification for liabilities aris-ing under the Securities Act of 1933 may be permitted to direc-tors, officers and controlling persons of the registrant pursu-ant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public pol-icy as expressed in the Act and is, therefore, enforceable. In the event that a claim for indemnification against such liabil-ities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or con-trolling person in connection with the securities being regis-tered, the registrant will, unless in the opinion of its coun-sel the matter has been settled by controlling precedent, sub-mit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudi-cation of such issue.

                                SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement or amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, and the State of Connecticut on this 17th day of November, 1995.

                                      GENERAL SIGNAL CORPORATION



                                      By: /s/ Edgar J. Smith, Jr.
                                          -------------------------------
                                          Vice President, General Counsel
                                          and Secretary




            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the fol-lowing persons in the capacities and on the dates indicated.

     Signature                   Title                     Date

__________*__________  Chairman and Chief Executive         November 17, 1995
(Michael D. Lockhart)   Officer and Director
                        (Principal Executive Officer)

_________*___________  Executive Vice President and         November 17, 1995
(Terence D. Martin)    Chief Financial Officer
                        (Principal Financial Officer)

_________*___________  Vice President and Controller        November 17, 1995
(Terry J. Mortimer)    (Principal Accounting Officer)

_________*___________  Director                             November 17, 1995
 (Ralph E. Bailey)

_________*___________  Director                             November 17, 1995
 (Van C. Campbell)

_________*___________  Director                             November 17, 1995
(Ursula F. Fairbairn)

_________*___________  Director                             November 17, 1995
(Ronald E. Ferguson)

     Signature                   Title                     Date


_________*___________  Director                             November 17, 1995
  (John P. Horgan)

_________*___________  Director                             November 17, 1995
 (Richard J. Kogan)

_________*___________  Director                             November 17, 1995
(Roland W. Schmitt)

_________*___________  Director                             November 17, 1995
  (John R. Selby)




*By: /s/ Edgar J. Smith, Jr.
     ----------------------------
     Edgar J. Smith, Jr.
     Attorney-in-Fact

                            INDEX TO EXHIBITS

                       GENERAL SIGNAL CORPORATION
             EXHIBITS TO POST EFFECTIVE AMENDMENT NO. 2
                              ON FORM S-3 TO
                  REGISTRATION STATEMENT ON FORM S-4


Exhibit No.       Description

4.1 Restated Certificate of Incorporation of General Signal, as amended through April 21, 1994, pre-viously filed as Exhibit 3.1 to the Registrant's Form 10-Q/A for the three months ended March 31, 1994 filed June 10, 1994.

4.2 By-Laws of General Signal, as amended through March 16, 1995, previously filed as Exhibit 3.2 to the Registrant's 1994 Form 10-K.

4.3 Rights Agreement, dated as of March 7, 1986, between General Signal and Marine Midland Bank, N.A., as Rights Agent, previously filed as
                  Exhibit 4(a) to the Registrant's Current Report on Form 8-K dated March 7, 1986.

4.4 Amendment No. 1 to Rights Agreement dated as of June 21, 1990, between General Signal and The Bank of New York, as successor Rights Agent, previously filed as Exhibit 1 to the Regis-trant's Current Report on Form 8-K dated June 21, 1990.

4.5               Amendment No. 2 to Rights Agreement dated as of
                  June 17, 1993, previously filed as Exhibit 4 to the Registrant's Current Report on Form 8-K dated June 17, 1993.

5* Opinion of Cahill Gordon & Reindel regarding the legality of the securities being registered.

23.1**            Consents of Ernst & Young LLP.

23.3*             Consent of Cahill Gordon & Reindel (included in
                  Exhibit 5).

24*               Powers of Attorney .

_________________
*     Previously filed.
**    Filed herewith.